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Exhibit 23.3

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 (File No. 333-51740) of our report dated March 16, 2000, relating to the financial statements of PECO Energy Transition Trust, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 2, 2001
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/s/ PricewaterhouseCoopers LLP
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